UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

Definium Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center Suite 8500 New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 220-6633

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	DFTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 12, 2026, Definium Therapeutics, Inc. (the “Company”) issued a press release (the “Press Release”) announcing positive topline data from the Company’s Phase 3 Voyage study of DT120 ODT for the treatment of generalized anxiety disorder. A copy of the Press Release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this Item 8.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On August 12, 2026, the Company posted a presentation discussing the Voyage topline data (the “Presentation”) to its website. A copy of the Presentation is attached as Exhibit 99.2 hereto, and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 12, 2026
99.2	Voyage Topline Data Presentation, dated August 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEFINIUM THERAPEUTICS, INC.

Date: August 12, 2026	By:	/s/ Robert Barrow
		Name:	Robert Barrow
		Title:	Chief Executive Officer